UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2007

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Maryland	001-13417	13-3950486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Metroplex Drive, Suite 100, Edison, New Jersey 08817
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (732) 548-0101

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 5, 2007, Hanover Capital Mortgage Holdings, Inc. ("Company"), entered into Amendment Number Seventeen ("Amendment Seventeen") to the Amended and Restated Master Loan and Security Agreement ("Agreement"), dated as of March 27, 2000, by and among the Company and Greenwich Capital Financial Products, Inc.

Pursuant to the terms of Amendment Seventeen, the term of the Agreement has been extended until July 12, 2008, for a renewal fee of $175,000.00. Amendment Seventeen also increases the Maximum Committed Amount under the Agreement from $10 million to $20 million, for an additional fee of $175,000.00, and modifies the requirement of Maintenance of Tangible Net Worth to provide that a minimum of $38,000,000 of Tangible Net Worth shall be comprised of Stockholder’s Equity.

All capitalized terms herein refer to those terms set forth in Amendment Seventeen.

A copy of Amendment Seventeen is attached as Exhibit 10.31.14 hereto and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

10.31.14
Amendment Number Seventeen dated as of July 5, 2007, to the Amended and Restated Master Loan and Security Agreement, dated as of March 27, 2000, by and among the Company and Greenwich Capital Financial Products, Inc.

[signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

Date: July 11, 2007	By:	/s/ Harold F. McElraft
Harold F. McElraft, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS
EXHIBIT NO.	DESCRIPTION

Exhibit 10.31.14	Amendment Number Seventeen dated as of July 5, 2007, to the Amended and Restated Master Loan and Security Agreement, dated as of March 27, 2000, by and among the Company and Greenwich Capital Financial Products, Inc.